Exhibit 99.1

Summit Materials Announces Second Quarter 2015 Results

Denver, Colorado (August 3, 2015) — Summit Materials, Inc. (NYSE: SUM, “Summit” or the “Company”), a leading vertically integrated construction materials company, today announced results for the second quarter ended June 27, 2015.

Second Quarter 2015 Highlights Compared to Second Quarter 2014:

•	Net revenue increased 12.5% to $329.0 million.

•	Net income approximately break even, compared to $14.2 million

•	Further Adjusted EBITDA grew 28.4% to $78.1 million.

•	Operating income improved 24.7% to $42.3 million.

•	Gross profit increased 25.1% to $115.8 million.

•	Aggregates, cement, ready-mixed concrete and asphalt volumes grew 33.1%, 0.7%, 17.5% and 7.0%, respectively.

•	Aggregates, cement, ready-mixed concrete and asphalt organic price improved 5.1%, 9.1%, 4.8% and 4.6%, respectively.

•	In June 2015, acquired Lewis & Lewis, Inc., a vertically integrated aggregates-based company serving the southwest Wyoming market.

•	Redeemed $471.2 million aggregate principal amount of outstanding 10 1⁄2% Senior Notes due 2020 during the second and third quarters of 2015.

Recent Developments:

•	In July 2015, Summit completed its previously announced acquisition of a 1.2 million short ton capacity cement plant in Davenport, Iowa along with seven cement distribution terminals (collectively, the “Davenport Assets”) from Lafarge North America Inc. (“Lafarge”) for a purchase price of $450.0 million in cash, plus an exchange of Summit’s Bettendorf, Iowa cement distribution terminal. Following completion of the transaction, Summit owns 2.4 million short tons of cement production capacity across the two cement plants plus eight cement distribution terminals along the Mississippi River system.

•	Summit completed an offering of $350 million aggregate principal amount of 6.125% Senior Notes due 2023 and also entered into a new $650 million term loan facility due 2022, which replaced Summit’s prior $422 million term loan due 2019.

Tom Hill, the President and CEO of Summit, stated, “During the second quarter we produced significant growth in net revenues and margins across all of our lines of business. This strong improvement reflects the steady demand improvement in all of our regions, despite some weather-related challenges, mainly in Texas and Kansas, and our disciplined focus on price optimization across our vertically integrated lines of businesses. We achieved this while also expanding our Further Adjusted EBITDA margin by 300 basis points and generating incremental margins in excess of 50%. The success of our acquisition strategy was also evident in our results with more than half of our profit growth contributed by our accretive acquisitions, including the recent strategic bolt on addition of Lewis & Lewis, a vertically integrated aggregates-based business, in our West region.”

Mr. Hill continued, “We believe our sustained progress is a direct result of the steps we have taken to expand our business into attractive markets and establish leadership positions throughout our diversified footprint. Our completion of the Davenport Assets acquisition was an exciting milestone for our company and significantly advanced our position as a leading cement producer in the Midwest. We are now better positioned to continue enhancing our materials earnings exposure and overall profitability as we integrate these assets onto our platform. As we look to the back half of 2015, we plan to capitalize on the improving demand environment to improve our profitability while also remaining opportunistic with our capital to further expand our businesses in select target markets.”

Second Quarter 2015 Operating Results

In the second quarter 2015, net revenue increased 12.5% to $329.0 million, compared to $292.4 million in the prior year quarter. The increase in net revenue was primarily attributable to an increase in volumes across all lines of business, led by the West and Central regions. Net revenue grew organically by $9.3 million, or 3.2%, compared to the prior year quarter.

Further Adjusted EBITDA increased 28.4% to $78.1 million, compared to $60.9 million in the prior year quarter, with growth in all regions. As a percentage of net revenue, Further Adjusted EBITDA improved to 23.8%, compared to 20.8% in the prior year quarter. Adjusted EBITDA by region in the second quarter 2015 compared to the prior year quarter was as follows:

•	The West Region grew $8.7 million, or 28.4%, primarily driven by a higher mix of net revenue from aggregates, organic volume and price growth and the impact of acquisitions, mainly in the Houston and Midland/Odessa, Texas and British Columbia, Canada markets.

•	The Central Region increased $6.7 million, or 23.2%, largely attributable to price growth across all lines of business, stronger volume in aggregates and ready-mixed concrete and the favorable impact of acquisition activity.

•	The East Region improved $1.6 million, or 20.8%, primarily as a result of higher volume in aggregates leading to a larger mix of net revenue derived from materials.

Gross profit increased 25.1% to $115.8 million, compared to $92.5 million in the prior year quarter. As a percentage of net revenue, gross profit improved to 35.2%, compared to 31.6% in the prior year quarter, primarily attributable to a higher mix of net revenue from materials and products as a result of organic improvement and acquisition activity.

Materials Results – Net revenue from materials increased 29.6% to $88.1 million, compared to $67.9 million in the prior year quarter. Aggregates volumes grew 33.1% driven by 3.5% organic volume growth and the remainder attributable to acquisitions. Aggregates organic price increased 5.1% with the improvement due to higher prices across most markets. Including acquisitions, aggregates price increased 0.3% primarily due to the regional mix effect of acquisitions in markets with lower absolute prices, which partially offset organic price growth. Cement volume and price increased 0.7% and 9.1%, respectively, both driven by additional market demand. Gross profit from materials grew 34.7% to $52.7 million, compared to $39.1 million in the prior year quarter.

Products Results – Net revenue from products increased 12.9% to $173.2 million, compared to $153.4 million in the prior year quarter. Ready-mixed concrete volumes increased 17.5% primarily attributable to acquisitions. Ready-mixed concrete price increased 6.4%, largely benefitting from the pass through of higher cement industry prices. Asphalt volume and price increased 7.0% and 4.8% respectively, mostly reflecting stronger market demand. Gross profit from products increased 40.1% to $44.9 million, compared to $32.1 million in the prior year quarter.

Liquidity and Capital Resources

In April 2015, in connection with its initial public offering in March 2015, the Company redeemed $288.2 million aggregate principal amount of its outstanding 10 1⁄2% Senior Notes due 2020 at a redemption price equal to par, plus an applicable premium of $38.2 million and $5.2 million of accrued and unpaid interest.

At June 27, 2015, the Company had cash of $12.6 million and total outstanding debt of $827.2 million, as compared to cash of $13.2 million and total outstanding debt of approximately $1,064.9 million at December 27, 2014. As of June 27, 2015, the Company’s borrowing capacity was $144.8 million on its $235.0 million revolving credit facility, excluding $24.2 million of letters of credit.

Subsequent Events

On July 17, 2015, Summit completed the acquisition of the Davenports Assets, including a 1.2 million short ton cement plant, a quarry and seven cement distribution terminals, from Lafarge for a purchase price of $450.0 million in cash and a cement distribution terminal in Bettendorf, Iowa. The Davenport Assets are being integrated with and will operate as Continental Cement Company, an existing wholly-owned subsidiary of Summit.

In connection with the acquisition, on July 8, 2015, the Company issued $350.0 million in aggregate principal amount of 6.125% Senior Notes due 2023 at 100.0% of their par value. Additionally, on July 17, 2015, the Company refinanced its term loan under its senior secured credit facilities, in which the Company entered into a new $650 million term loan facility due 2022, replacing the prior $422 million term loan due 2019. The refinancing also reduced the applicable margins used to calculate interest rates for term loans under the Company’s senior secured credit facilities to 3.25% from 3.50%.

The Company used the combined net proceeds from the issuance of the senior notes and the refinancing of the term loan to finance an initial $370.0 million cash purchase price for the Davenport Assets, to refinance its existing senior secured term loan facility, to redeem $183.0 million aggregate principal amount of its outstanding 10 1⁄2% Senior Notes due 2020 and to pay related fees and expenses. The remaining $80.0 million of the purchase price for the Davenport Assets is due by December 31, 2015 and accrues interest at an annual rate of 7.5%, payable monthly.

Webcast and Conference Call Information

Summit will conduct a conference call at 4:30 p.m. Eastern Time (2:30 p.m. Mountain Time) on Monday, August 3, 2015 to review second quarter results, discuss recent events, and conduct a question-and-answer period. A webcast of the conference call and presentation slides to be referred to on the call will be available in the Investors section of Summit’s website at investors.summit-materials.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the telephone conference call:

Domestic:	1-877-407-0784
International:	1-201-689-8560
Conference ID:	1361

To listen to a replay of the telephone conference call:

Domestic:	1-877-870-5176
International:	1-858-384-5517
Conference ID:	13614396

About Summit Materials

Summit Materials is a leading vertically integrated construction materials company that supplies aggregates, cement, ready-mixed concrete and asphalt in the United States and British Columbia, Canada. Summit is a geographically diverse, aggregates-based business of scale that offers customers a single-source provider of construction materials and related downstream products in the residential, nonresidential, and public infrastructure end markets. Summit has completed more than 35 acquisitions since its founding and continues to pursue growth opportunities in new and existing markets.

For more information about Summit Materials, please visit www.summit-materials.com.

Non-GAAP Financial Measures

The rules of the SEC regulate the use in filings with the SEC of “non-GAAP financial measures,” such as Adjusted EBITDA, Further Adjusted EBITDA, gross profit, adjusted net loss per share, and free cash flow which are derived on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). We have provided Adjusted EBITDA, Further Adjusted EBITDA, gross profit, adjusted net loss per share, and free cash flow because, among other things, we believe that they provide investors with additional information to measure our performance, evaluate our ability to service our debt and evaluate certain flexibility under our restrictive covenants. Further Adjusted EBITDA is defined in our senior secured credit facilities and used to measure compliance with covenants, including interest coverage and debt incurrence, and is used to measure our debt incurrence and restricted payment capacity under the indenture governing our senior notes. Our use of the terms Adjusted EBITDA, Further Adjusted EBITDA, gross profit and adjusted net loss per share, may vary from the use of such terms by others and should not be considered as alternatives to net income (loss), operating income (loss), revenue or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or to cash flows as measures of liquidity.

Adjusted EBITDA and Further Adjusted EBITDA and other non-GAAP measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of the limitations of Adjusted EBITDA and Further Adjusted EBITDA are that these measures do not reflect: (i) our cash expenditures or future requirements for capital expenditures or contractual commitments; (ii) changes in, or cash requirements for, our working capital needs; (iii) interest expense or cash requirements necessary to service interest and principal payments on our debt; (iv) income tax payments we are required to make; and (v) any cash requirements for the replacement cost of assets being depreciated or amortized. Because of these limitations, we rely primarily on our U.S. GAAP results and use Adjusted EBITDA and Further Adjusted EBITDA only supplementally.

Adjusted EBITDA, Further Adjusted EBITDA, gross profit, adjusted net loss per share, and free cash flow reflect an additional way of viewing aspects of our business that, when viewed with our GAAP results and the accompanying reconciliations to U.S. GAAP financial measures included in the tables attached to this press release, may provide a more complete understanding of factors and trends affecting our business. However, non-GAAP financial measures should not be construed as being more important than other comparable U.S. GAAP financial measures and should be considered in conjunction with the U.S. GAAP measures. In addition, non-

GAAP financial measures are not standardized; therefore, it may not be possible to compare such financial measures with other companies’ non-GAAP financial measures having the same or similar names. We strongly encourage investors to review our consolidated financial statements in their entirety and not rely on any single financial measure.

Reconciliations of the non-GAAP measures used in this press release are included in the tables attached to this press release.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. Any and all statements made relating to the timing, funding of, and expectations for our anticipated purchase of the Davenport Assets, the macroeconomic outlook for our markets, potential acquisition activity, our estimated and projected earnings, margins, costs, expenditures, cash flows, sales volumes and financial results are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results.

In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in our prospectus dated March 11, 2015, filed with the SEC on March 13, 2015. Such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations

($ in thousands, except share and per share amounts)

	Three months ended		Six months ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Revenue:
Product	$261,270	$221,323	$410,190	$321,491
Service	67,739	71,087	93,958	106,938

Net revenue	329,009	292,410	504,148	428,429
Delivery and subcontract revenue	35,934	31,885	54,782	46,957

Total revenue	364,943	324,295	558,930	475,386

Cost of revenue (excluding items shown separately below):
Product	163,632	150,137	283,423	234,614
Service	49,604	49,740	69,234	78,866

Net cost of revenue	213,236	199,877	352,657	313,480
Delivery and subcontract cost	35,934	31,885	54,782	46,957

Total cost of revenue	249,170	231,762	407,439	360,437

General and administrative expenses	39,711	34,867	106,945	70,355
Depreciation, depletion, amortization and accretion	27,386	21,339	53,512	40,695
Transaction costs	6,376	2,405	7,740	4,996

Operating income (loss)	42,300	33,922	(16,706)	(1,097)
Other expense (income), net	102	(697)	493	(891)
Loss on debt financings	30,873	—	31,672	—
Interest expense	17,395	21,651	41,504	40,470

(Loss) income from continuing operations before taxes	(6,070)	12,968	(90,375)	(40,676)
Income tax benefit	(5,345)	(864)	(9,813)	(1,460)

(Loss) income from continuing operations	(725)	13,832	(80,562)	(39,216)
Income from discontinued operations	(758)	(369)	(758)	(349)

Net income (loss)	33	14,201	(79,804)	(38,867)
Net income (loss) attributable to noncontrolling interest in subsidiaries	13	1,946	(1,969)	(569)

Net income (loss) attributable to Summit Holdings	225	$12,255	(67,479)	$(38,298)

Net loss attributable to Summit Materials, Inc.	$(205)		$(10,356)

Net loss per share of Class A common stock:
Basic	$(0.01)		$(0.39)
Diluted	$(0.01)		$(0.40)
Weighted average shares of Class A common stock:
Basic	26,584,738		26,584,738
Diluted	26,584,738		28,410,890

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Unaudited Consolidated Balance Sheets

($ in thousands, except share and per share amounts)

	June 27, 2015	December 27, 2014
Assets
Current assets:
Cash	$12,570	$13,215
Accounts receivable, net	164,059	141,302
Costs and estimated earnings in excess of billings	24,721	10,174
Inventories	128,417	111,553
Other current assets	19,853	17,172

Total current assets	349,620	293,416
Property, plant and equipment, less accumulated depreciation, depletion and amortization (June 27, 2015 - $317,293 and December 27, 2014 - $279,375)	985,081	950,601
Goodwill	418,659	419,270
Intangible assets, less accumulated amortization (June 27, 2015 - $4,274 and December 27, 2014 - $3,073)	16,257	17,647
Other assets	45,875	48,843

Total assets	$1,815,492	$1,729,777

Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity/Partners’ Interest
Current liabilities:
Current portion of debt	$71,275	$5,275
Current portion of acquisition-related liabilities	22,395	18,402
Accounts payable	90,822	78,854
Accrued expenses	90,778	101,496
Billings in excess of costs and estimated earnings	8,341	8,958

Total current liabilities	283,611	212,985
Long-term debt	755,972	1,059,642
Acquisition-related liabilities	42,869	42,736
Other noncurrent liabilities	114,153	93,691

Total liabilities	1,196,605	1,409,054

Redeemable noncontrolling interest	—	33,740
Stockholders’ equity/partners’ interest:
Class A common stock, par value $0.01 per share; 1,000,000,000 shares authorized, 26,584,738 shares issued and outstanding as of June 27, 2015	266	—
Class B common stock, par value $0.01 per share; 250,000,000 shares authorized, 69,007,297 shares issued and outstanding as of June 27, 2015	690	—
Partners’ interest	—	285,685
Additional paid-in capital	457,767	—
Accumulated deficit	(10,356)	—
Accumulated other comprehensive loss	14	—

Stockholders’ equity/partners’ interest:	448,381	285,685
Noncontrolling interest in consolidated subsidiaries	1,219	1,298
Noncontrolling interest in Summit Materials, Inc.	169,287	—

Total stockholders’ equity/partners’ interest	618,887	286,983

Total liabilities, redeemable noncontrolling interest and stockholders’ equity/partners’ interest	$1,815,492	$1,729,777

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Cash Flows

($ in thousands, except per share amounts)

	Six months ended
	June 27, 2015	June 28, 2014
Cash flow from operating activities:
Net loss	$(79,804)	$(38,867)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion, amortization and accretion	57,131	43,766
Share-based compensation expense	17,020	1,138
Deferred income tax expense (benefit)	23	(525)
Net gain on asset disposals	(3,487)	(76)
Net gain on debt financings	(6,926)	—
Other	1,185	559
(Increase) decrease in operating assets, net of acquisitions:
Accounts receivable, net	(21,535)	(28,917)
Inventories	(16,555)	(17,820)
Costs and estimated earnings in excess of billings	(14,505)	(10,246)
Other current assets	(2,779)	(2,128)
Other assets	53	2,214
Increase (decrease) in operating liabilities, net of acquisitions:
Accounts payable	3,105	3,589
Accrued expenses	(11,021)	8,511
Billings in excess of costs and estimated earnings	(875)	(4,361)
Other liabilities	(1,114)	(2,717)

Net cash used in operating activities	(80,084)	(45,880)

Cash flow from investing activities:
Acquisitions, net of cash acquired	(15,863)	(234,870)
Purchases of property, plant and equipment	(43,379)	(49,260)
Proceeds from the sale of property, plant and equipment	6,039	5,985
Other	610	757

Net cash used for investing activities	(52,593)	(277,388)

Cash flow from financing activities:
Proceeds from initial public offering	460,000	—
Capital issuance costs	(36,398)	—
Capital contributions by partners	—	24,350
Proceeds from debt issuances	242,000	424,750
Debt issuance costs	(5,130)	(6,354)
Payments on debt	(469,628)	(109,246)
Purchase of noncontrolling interest in consolidated subsidiary	(35,000)	—
Payments on acquisition-related liabilities	(11,970)	(4,259)
Distributions from partnership	(11,842)	—
Other	—	(88)

Net cash provided by financing activities	132,032	329,153

Net (decrease) increase in cash	(645)	5,885
Cash – beginning of period	13,215	18,184

Cash – end of period	$12,570	$24,069

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Unaudited Revenue Data by Region and Product

($ in thousands, except per share amounts)

	Three months ended		Six months ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Net Revenue:
West region	$186,013	$160,884	$303,019	$249,148
Central region	107,168	95,697	157,756	136,831
East region	35,828	35,829	43,373	42,450

Total net revenue	$329,009	$292,410	$504,148	$428,429

	Three months ended		Six months ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Net Revenue by Product
Materials	$88,059	$67,923	$138,147	$97,731
Products	173,211	153,400	272,043	223,760
Services	67,739	71,087	93,958	106,938

Net Revenue	$329,009	$292,410	$504,148	$428,429

Gross Profit
Materials	$52,692	$39,118	$62,829	$43,415
Products	44,946	32,070	63,938	43,463
Services	18,135	21,345	24,724	28,071

Gross Profit	$115,773	$92,533	$151,491	$114,949

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Unaudited Volume and Price Statistics

(Units in thousands, except per share amounts)

	Three months ended		Six months ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Total Volume
Aggregates (tons)	8,733	6,559	14,821	10,196
Cement (tons)	307	305	430	395
Ready-mixed concrete (cubic yards)	871	741	1,564	1,197
Asphalt (tons)	1,302	1,217	1,598	1,647

	Three months ended		Six months ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Pricing
Aggregates (per ton)	$9.15	$9.12	$8.92	$8.96
Cement (per ton)	98.38	90.21	97.56	89.32
Ready-mixed concrete (per cubic yards)	102.48	96.35	101.91	95.04
Asphalt (per ton)	56.49	53.90	56.58	52.49

	Volume	Pricing	Volume	Pricing
Year over Year Comparison
Aggregates (per ton)	33.1%	0.3%	45.4%	(0.4)%
Cement (per ton)	0.7%	9.1%	8.9%	9.2%
Ready-mixed concrete (per cubic yards)	17.5%	6.4%	30.7%	7.2%
Asphalt (per ton)	7.0%	4.8%	(3.0)%	7.8%

	Volume	Pricing	Volume	Pricing
Year over Year Comparison (Excluding Acquisitions)
Aggregates (per ton)	3.5%	5.1%	6.8%	4.2%
Cement (per ton)	0.7%	9.1%	8.9%	9.2%
Ready-mixed concrete (per cubic yards)	0.1%	4.8%	5.2%	4.7%
Asphalt (per ton)	6.2%	4.6%	(3.5)%	7.6%

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Unaudited Reconciliations of Non-GAAP Financial Measures

($ in thousands, except per share amounts)

The tables below reconcile our net income (loss) to Adjusted EBITDA and present Adjusted EBITDA by segment for the three and six months ended June 27, 2015 and June 28, 2014.

	Three months ended		Six months ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$33	$14,201	$(79,804)	$(38,867)
Interest expense	17,395	21,651	41,504	40,470
Depreciation, depletion and amortization	27,027	21,121	52,749	40,270
Accretion	359	218	763	425
Income tax benefit	(5,345)	(864)	(9,813)	(1,460)
Initial public offering costs	—	—	28,296	—
Loss on debt financings	30,873	—	31,672	—
Income from discontinued operations	(758)	(369)	(758)	(349)

Adjusted EBITDA	$69,584	$55,958	$64,609	$40,489

Adjusted EBITDA by Segment
West	$39,497	$30,750	$51,366	$32,541
Central	35,518	28,823	36,228	28,400
East	9,580	7,932	1,713	(1,406)
Corporate	(15,011)	(11,547)	(24,698)	(19,046)

Adjusted EBITDA	$69,584	$55,958	$64,609	$40,489

The table below reconciles our net income per share to adjusted net income per share for the three and six months ended June 27, 2015.

	June 27, 2015
	Three months ended		Six months ended
Reconciliation of Net Income Per Share to Adjusted Income Per Share
Net loss attributable to Summit Materials, Inc.	$(205)	$(0.01)	$(10,356)	$(0.37)
Initial public offering costs	—	—	7,866	0.28
Loss on debt financings	8,583	0.33	8,805	0.31

Adjusted income loss	$8,378	$0.32	$6,315	$0.24

Add: Noncontrolling interest impact of LP Unit conversion (1)	—	—	(958)	(0.03)

Diluted net income	$8,378	$0.32	$5,357	$0.19

Weighted average shares of Class A common stock:
Basic	26,584,738		26,584,738
Diluted	26,584,738		28,410,890

(1)	Diluted net income for the six months ended June 27, 2015 considers the change in ownership percentage from 27.8% to 30.4% as a result of the LP unit conversions.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Unaudited Reconciliations of Non-GAAP Financial Measures

($ in thousands, except per share amounts)

The table below reconciles the Summit Materials, Inc. net (loss) per share to net earnings (loss) per share attributable to member of Summit Materials, LLC, post-IPO for the three and six months ended June 27, 2015:

	June 27, 2015
	Three months ended	Six months ended
Net income (loss) to member of Summit Materials, LLC, post-IPO:
Net loss attributable to Summit Materials, Inc.	$(205)	$(10,356)
Net income (loss) attributable to Summit Materials Holdings, post-IPO	225	$(25,936)

Total net income (loss), post-IPO	$20	$(36,292)

Weighted-average common shares:
Weighted average shares of Class A common stock	26,584,738	26,584,738
Weighted average LP Units outstanding in Summit Materials Holdings, L.P.	69,007,297	69,007,297

Total	95,592,035	95,592,035

Net loss per share attributable to Summit Materials, Inc.	$(0.01)	$(0.39)

Net earnings (loss) per share attributable to Summit Materials Holdings, L.P.	$0.00	$(0.38)

The following table reconciles operating income to gross profit for the three and six months ended June 27, 2015 and June 28, 2014.

	Three months ended		Six months ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Reconciliation of Operating Income (Loss) to Gross Profit
Operating income (loss)	$42,300	$33,922	$(16,706)	$(1,097)
General and administrative expenses	39,711	34,867	106,945	70,355
Depreciation, depletion, amortization and accretion	27,386	21,339	53,512	40,695
Transaction costs	6,376	2,405	7,740	4,996

Gross Profit	$115,773	$92,533	$151,491	$114,949

Gross Margin	35.2%	31.6%	30.0%	26.8%

The following table reconciles net cash used for operating activities to free cash flow for the three and six months ended June 27, 2015 and June 28, 2014.

	Three months ended		Six months ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Net income (loss)	$33	$14,201	$(79,804)	$(38,867)
Non- cash items	22,737	23,522	64,946	44,862

Net income (loss) adjusted for non-cash items	22,770	37,723	(14,858)	5,995
Change in working capital accounts	(41,346)	(33,228)	(65,226)	(51,875)

Net cash (used for) provided by operating activities	(18,576)	4,495	(80,084)	(45,880)
Capital expenditures, net of asset sales	(22,373)	(25,536)	(37,340)	(43,275)

Free cash outflow	$(40,949)	$(21,041)	$(117,424)	$(89,155)

SUMMIT MATERIALS, INC. AND SUBSIDIARIES

Unaudited Reconciliations of Non-GAAP Financial Measures

($ in thousands, except per share amounts)

The following table presents a reconciliation of net income (loss) to Further Adjusted EBITDA for the three and six months ended June 27, 2015 and June 28, 2014.

	Three months ended		Six months ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Net income (loss) (1)	$33	$14,201	$(79,804)	$(38,867)
Interest expense (1)	17,395	21,651	41,504	40,470
Depreciation, depletion and amortization	27,027	21,121	52,749	40,270
Accretion	359	218	763	425
Income tax benefit	(5,345)	(864)	(9,813)	(1,460)
Initial public offering costs	—	—	28,296	—
Loss on debt financings	30,873	—	31,672	—
Discontinued operations	(758)	(369)	(758)	(349)

Adjusted EBITDA	$69,584	$55,958	$64,609	$40,489

Acquisition transaction expenses	6,376	2,405	7,740	4,996
Non-cash compensation	1,803	572	2,569	1,138
Management fees and expenses	53	1,344	1,046	2,260
Other	331	601	829	269
EBITDA for certain completed acquisitions (2)

Further Adjusted EBITDA	$78,147	$60,880	$76,793	$49,152

(1)	Further Adjusted EBITDA is defined in our senior secured credit facilities and used for various covenant ratios. Summit Materials, Inc.’s net loss, as shown here, was $291 thousand greater than the debt issuer’s, Summit Materials, LLC, due to additional interest expense associated with a certain deferred consideration obligation. However, Adjusted EBITDA and Further Adjusted EBITDA for Summit Materials, Inc. is the same as Summit Materials, LLC’s.
(2)	For purposes of this disclosure, EBITDA for certain completed acquisitions has been omitted.

Contact:

Investor Relations:

303-515-5159

Investorrelations@summit-materials.com

Media Contact:

303-515-5158

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